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                                                                   EXHIBIT 23.2


                         [PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
ARV Assisted Living, Inc.

     We consent to the use of our audit reports incorporated herein by reference to the financial statements of ARV Assisted Living, Inc. as of March 31, 1996 and 1995, and for each of the years in the three-year period ended March 31, 1996 and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP


Orange County, California
December 18, 1996